LYONS FUNDS
EXHIBIT 12(b) TO FORM N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Alexander Read, Principal Executive Officer of Lyons Funds., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended May 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	8/3/2016	/s/ Alexander Read
Alexander Read
Principal Executive Officer

I, Kerry A. Falconer, Principal Financial Officer of Lyons Funds, certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended May 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	8/3/2016	/s/ Kerry A. Merrigan
Kerry A. Merrigan
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Lyons Funds and will be retained by Lyons Funds and furnished to the Securities and Exchange Commission or its staff upon request.